UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

March 14, 2011
Date of Report (date of Earliest Event Reported)

CHINA TEL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA		98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12526 High Bluff Drive, Suite 155, San Diego, CA  92130
 (Address of principal executive offices and zip code)

(760) 230-8986
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into Material Definitive Agreement.

On March 14, 2011, China Tel Group, Inc., a Nevada corporation and the registrant responsible for the filing of this Form 8-K (“China Tel”), ChinaTel’s wholly owned subsidiary Gulfstream Capital Partners Ltd., a Republic of Seychelles corporation (“Gulfstream”) and ZTE Corporation, a Peoples Republic of China (“PRC”) corporation (“ZTE”) entered into an agreement (“Agreement”) for ZTE to manufacture and supply certain infrastructure equipment to be used by ChinaTel and Gulfstream (collectively “Customer”) in connection with ChinaTel’s joint venture project to deploy and operate wireless broadband networks in certain cities in the Fujian Province of the PRC.  The material terms of the Agreement are as follows:

•	The total contract price for the equipment for the first two cities of Fuzhou and Xiamen is $9,570,167.30.

•
The total contract price is based on FOB (free on board) trade terms under International Rules for the Interpretation of Trade Terms, with port of shipment, Shenzhen, PRC, and port of delivery Xiamen, PRC or other location specified by Customer.  The total contract price based on DDP (delivered duty paid) trade terms, to include shipping to final destination, insurance, duty, and other expenses incurred during shipment, will be specified in a corresponding PO (purchase orders).  The means of transportation is by sea to Port of Xiamen via Hong Kong, and by land to each destination within PRC, unless applicable regulations permit delivery directly from Shenzhen to Xiamen, then by ground transportation.

•
The Agreement defines the “Project” as including nine cities located in Fujian Province.  ZTE guarantees that the price for the same equipment components specified in the BOQ (bill of quotation) for Fuzhou and Xiamen will not be raised for the Project in the following three years until March 14, 2014.

•	All obligations of Customer under the Agreement beyond the first PO for Fuzhou and Xiamen are contingent upon obtaining WBA licenses for additional cities.

•	All POs and associated payments shall be issued by and made from Gulfstream, subject to unconditional guaranty by ChinaTel.

•
Payment terms include 85% of the total value of the contract as vendor financing to be provided by ZTE, payable by Customer over two and one half years, with a one year grace period commencing from the first bill of lading date, in three equal semi-annual installments including interest at six month LIBOR (London Inter-Bank Offered Rate) plus 2.5% per annum.  Payment of 15% down payment by Customer shall be made within 10 days after JV (joint venture) setup between ChinaTel and its joint venture partner.

•
ZTE shall be granted a mortgage on all equipment as security for payment of the financed amount.  ZTE also has the right to assign all account receivables to a third party upon written notice to Customer.

•
The Agreement is subject to termination under certain commercial circumstances, including Customer’s right to terminate at any time except as to purchase orders already issued if Customer determines the quantities already delivered and installed are adequate based on existing and projected subscriber revenue and taking into account the geographic and population coverage of the WBA licenses Customer is able to secure.

•
The Agreement provides for liquidated damages, which limits ZTE’s liability to 5% of the total contract price covered under any purchase order.  Customer is liable to ZTE for overdue payments at 0.1% per day.

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•	The parties agree to the application of Hong Kong law, and for resolution of any disputes through arbitration to be conducted in Hong Kong.

A fully executed copy of the Agreement is attached hereto and incorporated by reference herein as Exhibit 99.1 to this Form 8-K.

On March ___, 2011, ChinaTel and ZTE issued a joint press release announcing the signing of the Agreement.  A copy of the press release is attached hereto and incorporated by reference herein as Exhibit 99.2 to this Form 8-K.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

10.1	Equipment Contract between ChinaTel Group, Inc., Gulfstream Capital Partners Ltd., and ZTE Corporation.

99.1	Press Release

**       ChinaTel has filed a request for confidential treatment of certain portions of the indicated documents (detailed unit pricing contained in an annex to the contract attached as Exhibit 99.1). Confidential portions have been omitted and filed separately with the Commission as required by Rule 24b-2 of the Commission.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA TEL GROUP, INC.

Date: March ___, 2011
By: /s/George Alvarez
Name: George Alvarez
Title: Chief Executive Officer

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